Exhibit 99.2

AMENDMENT NO. 2 TO

EMPLOYMENT AGREEMENT

THIS AMENDMENT, dated as of July 25, 2012 (this “Amendment”), between National Holdings Corporation (the “Company”) and Leonard J. Sokolow (the “Executive”).

W I T N E S S E T H

WHEREAS, the parties hereto have heretofore entered into an Employment Agreement, dated July 1, 2008 and Amendment No. 1 to Employment Agreement dated November 23, 2009 (the “Agreement”); and

WHEREAS, the Company and the Executive wish to amend the Agreement on the terms set forth herein so as to modify Executive’s role from employee to a “Consultant”;

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree to amend the Agreement as follows:

1.           Unless otherwise specified herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement.  Each reference to “hereof,” “hereto,” “hereunder,” “herein” and “hereby” and each other similar reference, and each reference to “this Agreement” and each other similar reference, contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.  Except as amended hereby, all terms and provisions of the Agreement shall continue unmodified and remain in full force and effect.

2.           For purposes of the Agreement the terms “employee” shall be replaced with “Consultant”, “employ” shall be replaced with “retain”, and “employment” shall be replaced with “consultancy”

3.             Section 2. Consultancy shall be deleted in its entirety and replaced with the following:

2.(a) Consultancy and Term. The Company hereby agrees to retain the Consultant, and the Consultant hereby agrees to serve the Company during the Term as described in Section 3 on the terms and conditions as set forth herein.

2.(b) Duties of Consultant. Consultant shall be available and shall provide to the Company and its affiliates professional consulting services in the area of general corporate, financial reporting, business development, advisory, operational, strategic, public company and broker-dealer matters (the "Work") as needed and requested.  It is understood that Company does not agree to use Consultant exclusively.  It is further understood that Consultant is free to contract for similar services to be performed for third parties during the term of this Agreement provided such third parties are not in competition with the Company as defined in Section 12 herein. Consultant shall retain his seat on the Board of Directors of the Company, and his position as Vice Chairman of the Board of Directors, and during the Term of this Agreement, the Company shall use its best efforts to nominate Consultant for re-election to the Board of Directors upon any expiration of his term.

2.(c) Independent Consultant.  Nothing contained herein or any document executed in connection herewith, shall be construed to create an employer-employee, partnership or joint venture relationship between the Company and Consultant. Consultant is an independent contractor and not an employee or agent of the Company or any of its subsidiaries or affiliates.  Consultant has no authority to enter into contracts or otherwise act on Company's behalf and shall not take any action that might lead third parties to believe Consultant has the right to do so.  The Compensation and reimbursement set forth in Sections 4  and 5 shall be the sole consideration due Consultant for the services rendered pursuant to this Agreement. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder.  Consultant will not represent to be or hold himself out as an employee of the Company and Consultant acknowledges that he shall not have any right or entitlement in or to any of the pension, retirement or other benefit programs now or hereafter available to the Company's regular employees as a result of and with respect to his Consulting services, except as provided in Section 5.(b).  Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or municipal laws or union or professional guild regulations shall be Consultant's sole responsibility and Consultant shall indemnify and hold Company harmless from any and all damages, claims and expenses (including, but not limited to attorneys' fees and costs) arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments. Consultant will not disclose to the Company or use in its work any trade secrets, inventions or confidential information of a third party which Consultant is not lawfully entitled to disclose or use.

5.            Section 3. Term shall be deleted in its entirety and replaced with the following:

3.(a)           Initial Term. The Company hereby retains the Consultant upon the terms and conditions contained herein as of July 1, 2012 through December 31, 2013 (the "Initial Term").  This Agreement shall not be cancellable. In the event of Consultant’s death, Consultant’s estate shall be entitled to the Compensation and reimbursement as described in Sections 4 and 5.

3.(b)  Renewal Terms. Subsequent to the Initial Term, this Agreement may continue on a month to month basis unless either party provides at least 30 days advance written notice of termination or otherwise in accordance with the parties’ mutual written agreement (the “Extended Term”).

8.	Section 4. Compensation shall be deleted in its entirety and replaced with the following:

4.(a) Consulting Fee. During the Initial Term, the Company shall pay the Consultant a consulting fee equal to $25,000, per month, beginning July 15, 2012 and with the last payment December 15, 2013. In the event of renewal pursuant to Section 3.(b), the consulting fee shall remain the same unless otherwise agreed upon by the parties in writing.

4.(b) Expenses. Unless otherwise agreed to in writing between the parties, any expenses incurred by Consultant in the performance of his duties shall be reimbursed to the Consultant pursuant to Section 5.(a).

4.(c) Personal Computers and Devices. Consultant shall be permitted to retain his personal computers and mobile devices.

9.           Section 5. Expense Reimbursement and Other Benefits shall be deleted in its entirety and replaced with the following provisions:

5.(a)           Reimbursement of Expenses. Upon the submission of proper substantiation by the Consultant, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of senior level personnel and consultants, the Company shall reimburse the Consultant for all reasonable expenses actually paid or incurred by the Consultant during the Term in the course of and pursuant to the business of the Company, including, without limitation, expenses relating to his mobile phone and similar wireless and mobile devices. The Consultant shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

5.(b)           Health Plan. During the Initial Term, the Company shall reimburse Consultant for the monthly COBRA expense incurred in his participation in the Company’s medical, dental and vision plans.

5.(c)            Place of Work.  Consultant may perform the Work and otherwise the services described herein at such locations as Consultant may choose, provided that Consultant has access to all necessary data and personnel as needed.  The Company may reasonably request upon reasonable advance notice that Consultant be available in person and by telephone upon reasonable advance notice with due consideration for his other business or personal commitments.

10.           Section 6. Termination shall be deleted in its entirety, except for Section 6.(k) Cooperation and Section 6.(k) Contact Management Database Rights, and Section 6.(a) shall be replaced with the following provision:

6.(a) Termination by Company for Cause. The Company shall at all times have the right, upon written notice to the Consultant, to terminate the Term hereunder for Cause. In the event that the Term is terminated by the Company for Cause, the Consultant shall be entitled only to the accrued Consulting Fees and unpaid expenses incurred by and/or due to the Consultant pursuant to this Agreement as of the date of Termination, payable within a reasonable period following the Termination Date. For purposes of this provision, “Cause” shall mean, with respect to the Consultant:

(i),           the substantial and repeated failure to in good faith attempt to perform his duties as reasonably directed by the Chief Executive Officer of the Company subject to the terms and provisions of this Agreement; provided, however, Consultant shall be entitled to written notice of and an opportunity to cure such breach within 30 calendar days of notice of such breach; or

(ii)           material breach of this Agreement; provided, however, Consultant shall be entitled to written notice of and an opportunity to cure such breach within 30 calendar days of notice of such breach.

11.	Section 8.Taxes shall be deleted in its entirety.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

NATIONAL HOLDINGS CORPORATION

	By:	/s/ Mark Goldwasser
Mark Goldwasser, Chief Executive Officer

/s/ Leonard J. Sokolow
Leonard J. Sokolow